UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 14, 2005

Annuity and Life Re (Holdings), Ltd.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	1-16561	66-0619270

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cumberland House, 1 Victoria Street, Hamilton, Bermuda	HM 11

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(441) 296-7667

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 14, 2005, Annuity and Life Re (Holdings), Ltd. (the “Company”) entered into a Purchase Agreement (the “Agreement”) with Overseas Partners, Ltd. (“Overseas Partners”). The Agreement provided for the purchase by the Company from Overseas Partners of 1,773,050 common shares of the Company (the “Shares”) and Class B warrants to purchase an additional 133,396 common shares of the Company (the “Warrants”) for a total cash purchase price of $1,453,901. The Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated into this Item 1.01 by reference.
     The Company completed the acquisition of the Shares and Warrants pursuant to the terms of the Agreement on September 14, 2005. The Shares represented approximately 6.74% of the Company’s outstanding common shares, and the Warrants had an exercise price of $14.06 per share. Following the acquisition, the Shares and the Warrants were cancelled by the Company.
     As a consequence of the repurchase of the Shares and Warrants, Overseas Partners no longer has the right to nominate one person for election to the Company’s Board of Directors.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

10.1	Purchase Agreement dated as of September 14, 2005 by and between Annuity and Life Re (Holdings), Ltd. and Overseas Partners, Ltd.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNUITY AND LIFE RE (HOLDINGS), LTD.
Date: September 15, 2005	By:	/s/ John W. Lockwood
John W. Lockwood
Chief Financial Officer

EXHIBIT INDEX

Number	Description
10.1	Purchase Agreement dated as of September 14, 2005 by and between Annuity and Life Re (Holdings), Ltd. and Overseas Partners, Ltd.